UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(D) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2005

Horizon Holding Corporation

(Exact name of Registrant as specified in its charter)

Delaware	000-27131	88-0381258
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

5401 S. Kirkman Road

Suite 310

Orlando, Florida 32819

(407) 926-0230

(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)

1583 E Silver Star Rd # 346

Ocoee, Florida 34761

(407) 877-9753

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On October 26, 2005, Allan Woodlief resigned as President and Chief Financial Officer of Horizon Holding Corporation (the “Company”). Mr. Woodlief has resigned as President and Chief Financial Officer of the Company to pursue other personal interests.

At the time of his resignation, Mr. Woodlief possesses 222,833 shares of the Company securities, which include 202,000 shares of restricted common stock in the Company granted pursuant to the Company’s 2003 Restricted Stock Plan. He is not owed any compensation for his services as President and Chief Financial Officer of the Company.

Also on the same date, the Board of Directors appointed Steven Weldon as the Chief Financial Officer of the Company. Since July, 2001 Mr. Weldon has been the tax manager for Westgate Resorts, Ltd., a timeshare developer. Mr. Weldon has been an adjunct professor at Florida Southern College since January, 2002. Since May, 2005 Mr. Weldon has served as the president, sole stockholder and director of Steven W. Weldon, PA, a public accounting firm providing tax and accounting services.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be singed on its behalf by the undersigned hereunto duly authorized.

Horizon Holdings Corporation

Dated: October 26, 2005	By:	/s/ Dwain Brannon
Dwain Brannon
Chief Executive Officer